EXHIBIT 21.1

KCI Subsidiaries
(Updated October 30, 2000)

KINETIC CONCEPTS, INC., a Texas corporation
          (Tax ID #74-1891727) [Became a public company 6-7-88; Sold to BLUM &
          Fremont and returned to a private company on 11-5-97]

Subsidiaries:
1.	KCI USA, Inc., a Delaware corporation. Name changed from KCI Therapeutic Services, Inc. as of 8-1-99. (Tax ID #74-2152396)

2.	KCI Licensing, Inc., a Delaware corporation. (Tax ID #74-2928553)

3.	KCI New Technologies, Inc., a Delaware corporation. (Tax ID #74-2615226) [Merged with and into KCI Licensing, Inc. on 8-1-99]

4.	KCI Properties Limited, a Texas limited liability company. (Tax ID #74-2621178)

5.	KCI Real Property Limited, a Texas limited liability company, d/b/a Premier Properties. (Tax ID #74-2644430)

6.	KCI Air, Inc., a Delaware corporation. (Tax ID #74-2765302) [DISSOLVED 12-13-99]

7.	Medical Retro Design, Inc., a Delaware corporation. (Tax ID #74-2652711)

8.	KCI Clinical Systems, Inc., a Delaware corporation. (Tax ID #74-2675416) [DISSOLVED 9-22-97]

9.	KCI Holding Company, Inc., a Delaware corporation. (Tax ID #74-2804102)

10.	Plexus Enterprises, Inc., a Delaware corporation. (Tax ID #74-2814710) [DISSOLVED 11-9-00]

11.	The Kinetic Concepts Foundation, a Texas non-profit corporation. (Tax ID #74-2822321)

12.	KCI-RIK Acquisition Corp., a Delaware corporation. (Tax ID #74-2853532) [DISSOLVED 6-21-00]

13.	KCI Bermuda Holding Ltd., a Bermuda corporation

14.	KCI International Holding Company, a Delaware corporation. (Tax ID #74-2905228)

15.	KCII Holdings, L.L.C., a Delaware Limited Liability Company. (Tax ID #74-2905224)

16.	KCI International, Inc., a Delaware corporation. (Tax ID #51-0307888)

a) KCI Medical Canada, Inc., a Canadian corporation

b)    KCI Medical Ltd., a United Kingdom corporation (formerly Mediscus International
       Limited), name change effective October 31, 1995

       NOTE:  All assets of KCI Medical United Kingdom Limited and Mediscus
                   Products Limited are being transferred to KCI Medical Limited effective January 1, 1996.

c)    KCI United Kingdom Holdings Ltd.:  A United Kingdom Corporation acting as holding company of KCII's operating companies in the United Kingdom, Denmark,
       Germany, Sweden, France, Switzerland, Spain and Italy.

       DORMANT UK COMPANIES:

       (i)     KCI Medical United Kingdom Limited
       (ii)    Mediscus Products Limited
       (iii)   Home-Care Medical Products Limited (formerly KCII Medical Limited)

       NOTE:  Home-Care Medical and KCII Medical swapped names in October, 1995.
                   KCII Medical Limited was formerly Lingard Leasing.

d) NDM (UK) Limited

e) KCI Medical Holding GmbH (formerly KCI Handels GmbH) (i) KCI Mediscus Produkte GmbH (ii) KCI Therapie Gerate mbH (formerly Verwalt)

f) Equipement Medical KCI, S.A.R.L., a French corporation

g) KCI Medical B.V., a Netherlands corporation

h) KCI Medical GmbH, a Swiss corporation

i) KCI Austria GmbH, with domicile in Vienna

j) KCI International-Virgin Islands, Inc., a Virgin Islands corporation

k) KCI Medica Espana, S.A., a Spanish corporation (partially incorporated)

l) KCI Medical australia PTY, Ltd., an Australian corporation

m) KCI Medical S.r.l., an Italian corporation

n) KCI Medical ApS, Denmark

o) KCI Medical AB. Sweden

p) KCI Clinic AB, Sweden

q) Ethos Medical Group Ltd., an Irish company, Athlone, Ireland Alliance Investments Limited Ethos Medical research Limited KCI Ethos Medical Limited KCI Ethos Medical Products Limited

r) KCI Medical South Africa Pty. Ltd.

s) KCI Medical Puerto Rico, a Puerto Rican company

17.	KCI Europe Holding BV

18.	KCI Equi-Tron Inc., a Canadian corporation